Exhibit 8.1

Organizational Structure—NTT’s Consolidated Subsidiaries as of March 31, 2003

Name	Country of Incorporation	Equity Held by NTT, directly or indirectly
NIPPON TELEGRAPH AND TELEPHONE EAST CORPORATION	Japan	100.0%
NIPPON TELEGRAPH AND TELEPHONE WEST CORPORATION	Japan	100.0%
NTT-ME CORPORATION	Japan	100.0%
Plala Networks Inc.	Japan	76.3%
NTT VIETNAM CORPORATION	Japan	55.0%
NTT Finance (U.K.) Limited	UK	100.0%
NTT Directory Services Co.	Japan	100.0%
NTT InfraNet Co., Ltd.	Japan	100.0%
NTT Solco Corporation	Japan	99.6%
NTT MARKETING ACT CORPORATION	Japan	100.0%
NTT NEOMEIT CORPORATION	Japan	100.0%
NTT CARD SOLUTION INC.(1)	Japan	84.5%
NTT BUSINESS INFORMATION SERVICE, INC.	Japan	52.0%
AIREC ENGINEERING CORPORATION	Japan	53.0%
NTT NEOMEIT KANSAI CORPORATION	Japan	100.0%
NTT-ME TOKYO CORPORATION	Japan	100.0%
NTT SERVICE TOKYO CORPORATION	Japan	100.0%
NTT MARKETING ACT KANSAI CORPORATION	Japan	100.0%
NTT HOKKAIDO TELEMART CORPORATION	Japan	100.0%
NTT Communications Corporation	Japan	100.0%
NTT USA, Inc.	USA	100.0%
Verio Inc.	USA	100.0%
NTT America, Inc.	USA	100.0%
NTT EUROPE LTD.	UK	100.0%
NTT AUSTRALIA PTY. LTD.	Australia	100.0%
NTT AUSTRALIA IP PTY LTD	Australia	100.0%
NTT INVESTMENT SINGAPORE PTE. LTD.	Singapore	100.0%
HKNet Company Limited	China	100.0%
NTT MSC SDN. BHD.	Malaysia	100.0%
NTT COM ASIA LIMITED	China	100.0%
NTTPC Communications, Inc.	Japan	100.0%
NTT SINGAPORE PTE. LTD.	Singapore	100.0%
Milletechno, Inc.	USA	100.0%
NTT World Engineering Marine Corporation	Japan	66.7%
NTT Taiwan Ltd.	Taiwan	100.0%
NTT KOREA Co., Ltd.	Korea	100.0%
NTT do Brasil Telecomunicações Ltda.	Brazil	100.0%
DREAM NET CORPORATION(2)	Japan	100.0%
NTT NaviSpace Corporation	Japan	100.0%
NTT DoCoMo, Inc.	Japan	63.6%
NTT DoCoMo Hokkaido, Inc.	Japan	100.0%
NTT DoCoMo Tohoku, Inc.	Japan	100.0%
NTT DoCoMo Tokai, Inc.	Japan	100.0%
NTT DoCoMo Hokuriku, Inc.	Japan	100.0%
NTT DoCoMo Kansai, Inc.	Japan	100.0%
NTT DoCoMo Chugoku, Inc.	Japan	100.0%

NTT DoCoMo Shikoku, Inc.	Japan	100.0%
NTT DoCoMo Kyushu, Inc.	Japan	100.0%
DoCoMo Service Inc.	Japan	100.0%
DoCoMo Engineering Inc.	Japan	100.0%
DoCoMo Mobile Inc.	Japan	100.0%
DoCoMo Support Inc.	Japan	100.0%
DoCoMo Systems, Inc.	Japan	100.0%
DoCoMo Sentsu, Inc.	Japan	100.0%
DoCoMo Technology, Inc	Japan	100.0%
NTT DATA CORPORATION	Japan	54.2%
NTT DATA SYSTEM TECHNOLOGIES INC.	Japan	100.0%
NTT DATA SYSTEM SERVICE CORPORATION	Japan	90.0%
NTT DATA FINANCIAL CORPORATION	Japan	74.0%
NTT DATA TOKYO SMS CORPORATION	Japan	100.0%
NTT Urban Development Co.	Japan	100.0%
NTT COMWARE CORPORATION	Japan	100.0%
NTT Resonant Inc.(3)	Japan	100.0%
NTT FACILITIES, INC.	Japan	100.0%
NTT Electronics Corporation	Japan	90.0%
NTT BUSINESS ASSOCIE Corporation	Japan	100.0%
NTT LEASING CO., LTD.	Japan	62.4%
NTT Advanced Technology Corporation	Japan	100.0%
NTT LOGISCO Inc.	Japan	100.0%
NTT INTERNET INC.	Japan	100.0%
NTT Software Corporation	Japan	100.0%
NTT ADVERTISING, INC.	Japan	100.0%
NTT FINANCE JAPAN CO., LTD.	Japan	100.0%
NTT BUSINESS ASSOCIE TOKYO Co. Ltd.	Japan	100.0%
Other 273	Various	Various

(1)	On October 1, 2003, NTT TELECA CORPORATION changed its company name to NTT CARD SOLUTION INC.
(2)	DREAM NET CORPORATION is a company with excess liabilities. As of fiscal 2004, the company’s liabilities exceeded its assets by an amount equal to ¥1.6 billion.
(3)	NTT Resonant Inc. is a new company, which became a consolidated subsidiary in fiscal 2004. In fiscal 2004, the businesses of NTT Broadband Initiative Inc. and NTT-X, Inc. were transferred to the company.

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